Exhibit 23.19

CONSENT

To: Ivanhoe Electric Inc. (the “Company”)

Re: Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and the Registration Statements on Form S-8 (File Nos. 333-266227, 333-269490, 333- 274241 and 333-277101) and Form S-3 (File Nos. 333- 273195 and 333- 269029) (collectively, including any amendments or supplements thereto, the “Registration Statements”) of the Company.

Call & Nicholas, Inc. is an author of the report titled “S-K 1300 Initial Assessment & Technical Report Summary, Santa Cruz Project, Arizona” dated September 6, 2023 (the “Expert Report”) originally prepared for Ivanhoe Electric Inc.

Call & Nicholas, Inc. understands that the Company wishes to make reference to its name and the Expert Report in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and any amendments or supplements and/or exhibits thereto (collectively, the “Form 10-K”). Call & Nicholas, Inc. further understands that the Company wishes to use extracts and/or information from the Expert Report in the Form 10-K. Call & Nicholas, Inc. further understands that the above items as included in the Form 10-K will be incorporated by reference in the Registration Statements. Call & Nicholas, Inc. has been provided with a copy of the Form 10-K and has reviewed the proposed disclosure identified above.

Accordingly, in respect of the Form 10-K and the Registration Statements Call & Nicholas, Inc. do hereby consent to:

•	•
•the use of, and references to, its name, including its status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission);

•the use of, and references to, the Expert Report in the Form 10-K and Registration Statements; and

•the use, in the Form 10-K and Registration Statements, of extracts and information from the Expert Report, or portions thereof, that were prepared by Call & Nicholas, Inc., that Call & Nicholas, Inc. supervised the preparation of and/or that Call & Nicholas, Inc. has reviewed and approved.

Call & Nicholas, Inc. also confirms that where its work involved a mineral resource or mineral reserve estimate, such estimates comply with the requirements for mineral resource and mineral reserve estimation under Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission.

Dated: February 26, 2024

By:	/s/ Call & Nicholas, Inc.
     Call & Nicholas, Inc.